UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

130 Holger Way

San Jose, CA 95134-1376

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2016, Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), completed the previously announced acquisition of Ruckus Wireless, Inc., a Delaware corporation (“Ruckus”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2016, by and among Brocade, Stallion Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Brocade (“Purchaser”), and Ruckus.

In connection with the completion of the acquisition, Brocade entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, and certain other lenders from time to time party thereto (collectively, the “Lenders”). Pursuant to the Credit Agreement, the Lenders have provided Brocade with a term loan facility of $800 million (the “Term Loan Facility”) and a revolving credit facility of $100 million (the “Revolving Facility,” and together with the Term Loan Facility, the “Senior Credit Facility”). The proceeds of the Term Loan Facility are being used to finance a portion of the cash consideration in the Offer and the Merger (as such terms are defined below) and fees and expenses related thereto, as well as fees and expenses related to the Senior Credit Facility, and are expected to be used to finance the repurchase of Brocade shares following the consummation of the Offer and the Merger. In addition, the Revolving Facility is available to finance ongoing working capital requirements and other general corporate purposes of Brocade.

Loans made under the Senior Credit Facility bear interest, at Brocade’s option, either (i) at a base rate which is based in part on the greatest of (A) the prime rate, (B) the federal funds rate plus 0.50% or (C) LIBOR for an interest period of one month plus 1.00%, plus an applicable margin that will vary between 0.00% and 0.75% based on Brocade’s total leverage ratio or (ii) at a LIBOR-based rate, plus an applicable margin that will vary between 1.00% and 1.75% based on Brocade’s total leverage ratio. For purposes of calculating the applicable rate, the base rate and LIBOR-based rate are subject to a floor of 0.00%. Commitments under the Revolving Facility are subject to an undrawn commitment fee starting at 0.30%, and are later subject to adjustment between 0.20% and 0.35% based on Brocade’s total leverage ratio.

The final maturity of the Senior Credit Facility will occur on May 27, 2021, except that if any of Brocade’s existing 1.375% convertible senior unsecured notes due 2020 remain outstanding on October 2, 2019 and certain other conditions have not been met, then the final maturity of the Senior Credit Facility will occur on October 2, 2019. Notwithstanding the foregoing, upon the request of Brocade made to all applicable Lenders, and provided that no event of default exists or will occur immediately thereafter, individual Lenders may agree to extend the maturity date of its commitments under the Revolving Facility and loans under the Term Loan Facility.

Brocade is permitted to make voluntary prepayments of the Senior Credit Facility at any time without payment of a premium or penalty. Brocade is required to make mandatory prepayments of loans under the Term Loan Facility (without payment of a premium or penalty) with (i) net cash proceeds from issuances of debt (other than certain permitted debt), (ii) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions) and (iii) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). Commencing October 31, 2016, the loans under the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 10% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the loans under the Term Loan Facility. The loans under the Revolving Facility and all accrued and unpaid interest thereon are due in full on the maturity date.

The obligations under the Senior Credit Facility and certain cash management and hedging obligations are and will be fully and unconditionally guaranteed by certain of Brocade’s existing and subsequently acquired or organized direct and indirect subsidiaries (including Ruckus but excluding certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law) pursuant to a subsidiary guaranty agreement.

Brocade’s obligations under the Senior Credit Facility are unsecured, provided that upon the occurrence of certain events (including if Brocade’s corporate family rating from Moody’s falls below Ba1 and from S&P falls below BB+ at any time (referred to as a “Ratings Downgrade”)) or the incurrence of certain indebtedness in excess of $600 million (such occurrence or the occurrence of a Ratings Downgrade, a “Collateral Trigger Event”), then such obligations as well as certain cash management and hedging obligations will be required to be secured, subject to certain exceptions, by 100% of the equity interests of all present and future restricted subsidiaries directly held by Brocade or any guarantor. Brocade must provide such security within 90 days (or 20 business days with respect to the equity interests of material U.S. subsidiaries) of such Collateral Trigger Event.

The Credit Agreement contains financial maintenance covenants, including a (i) maximum total leverage ratio as of the last date of any fiscal quarter not to exceed 3.50:1.00; subject to certain step-downs to 3.25:1.00 and 3.00:1.00 for fiscal periods ending on or after April 30, 2017 and April 30, 2018, respectively, and (ii) a minimum interest coverage ratio of not less than 3.50:1.00. The Credit Agreement also contains restrictive covenants that limit, among other things, Brocade’s and its restricted subsidiaries’ ability to incur additional indebtedness or issue certain preferred equity, pay dividends or make other distributions or other restricted payments (including stock repurchases), sell assets other than on terms specified by the Credit Agreement, amend the terms of certain other indebtedness and organizational documents, create liens on certain assets to secure debt, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets, enter into certain transactions with affiliates and change their lines of business, fiscal years and accounting practices, in each case, subject to customary exceptions. The Credit Agreement also sets forth customary events of default, including upon the failure to make timely payments under the Senior Credit Facility, the failure to satisfy certain covenants, cross-default and cross-acceleration to other material debt for borrowed money, the occurrence of a change of control and specified events of bankruptcy and insolvency. If Brocade has a significant increase in its outstanding debt or if its earnings decrease significantly, Brocade may be unable to incur additional amounts of indebtedness, and the Lenders under the Senior Credit Facility may be unwilling to permit Brocade to amend the financial or restrictive covenants described above to provide additional flexibility.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 above, on May 27, 2016, Brocade completed the previously announced acquisition of Ruckus pursuant to the Merger Agreement.

As previously disclosed, pursuant to the terms of the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of Ruckus (the “Ruckus Shares”) at a purchase price per Ruckus Share of $6.45 in cash and 0.75 of a share of Brocade common stock, par value $0.001 per share, together with cash in lieu of any fractional shares of Brocade common stock, in each case, without interest and less any applicable withholding taxes (the “Transaction Consideration”). The Offer expired at midnight, Eastern time, at the end of May 26, 2016 (the “Expiration Time”). The depositary and exchange agent for the Offer advised that, as of the Expiration Time, a total of 53,714,146 Ruckus Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered Ruckus Shares represented approximately 58.3% of the Ruckus Shares issued and outstanding as of the Expiration Time. Purchaser accepted for exchange all such Ruckus Shares validly tendered and not validly withdrawn pursuant to the Offer.

On May 27, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Purchaser merged with and into Ruckus (the “Merger”), with Ruckus continuing as the surviving corporation and a direct wholly-owned subsidiary of Brocade. In the Merger, each Ruckus Share that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than any Ruckus Shares with respect to which appraisal rights under the General Corporation Law of the State of Delaware had been properly exercised and Ruckus Shares owned, directly or indirectly, by Brocade, Ruckus (including Ruckus Shares held as treasury stock or otherwise) or the Purchaser) was converted, at the Effective Time, into the right to receive the Transaction Consideration.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 27, 2016, Brocade issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements of Ruckus required by Item 9.01(a) to this Current Report on Form 8-K are incorporated herein by reference to Ruckus’ audited consolidated financial statements as of and for the year ended December 31, 2015 included in Ruckus’ Annual Report on Form 10-K for the year ended December 31, 2015 and Ruckus’ unaudited consolidated interim financial statements as of and for the three months ended March 31, 2016 included in Ruckus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K is incorporated herein by reference to the unaudited pro forma condensed combined balance sheet as of January 30, 2016 and the unaudited pro forma condensed combined statements of income for the three months ended January 30, 2016 and the fiscal year ended October 31, 2015, in each case, included in Brocade’s Registration Statement on Form S-4/A filed with the SEC on May 19, 2016.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2016, among Ruckus Wireless, Inc., Brocade Communications Systems, Inc. and Stallion Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Brocade’s Current Report on Form 8-K filed on April 4, 2016)*

10.1	Credit Agreement, dated as of May 27, 2016, among Brocade Communications Systems, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the other Lenders party thereto

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

99.1	Press release issued by Brocade Communications Systems, Inc. on May 27, 2016, announcing the expiration and results of the Offer and the consummation of the Merger

99.2	Audited Consolidated Financial Statements of Ruckus Wireless, Inc. as of and for the year ended December 31, 2015 (incorporated by reference to Ruckus’ Annual Report on Form 10-K for the year ended December 31, 2015)

99.3	Unaudited Consolidated Interim Financial Statements of Ruckus Wireless, Inc. as of and for the three months ended March 31, 2016 (incorporated by reference to Ruckus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2016)

99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of January 30, 2016 and the Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended January 30, 2016 and the fiscal year ended October 31, 2015 (incorporated by reference to Brocade Communications Systems, Inc.’s Registration Statement on Form S-4/A filed with the SEC on May 19, 2016)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Brocade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: May 27, 2016	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2016, among Ruckus Wireless, Inc., Brocade Communications Systems, Inc. and Stallion Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Brocade’s Current Report on Form 8-K filed on April 4, 2016)*

10.1	Credit Agreement, dated as of May 27, 2016, among Brocade Communications Systems, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the other Lenders party thereto

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

99.1	Press release issued by Brocade Communications Systems, Inc. on May 27, 2016, announcing the expiration and results of the Offer and the consummation of the Merger

99.2	Audited Consolidated Financial Statements of Ruckus Wireless, Inc. as of and for the year ended December 31, 2015 (incorporated by reference to Ruckus’ Annual Report on Form 10-K for the year ended December 31, 2015)

99.3	Unaudited Consolidated Interim Financial Statements of Ruckus Wireless, Inc. as of and for the three months ended March 31, 2016 (incorporated by reference to Ruckus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2016)

99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of January 30, 2016 and the Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended January 30, 2016 and the fiscal year ended October 31, 2015 (incorporated by reference to Brocade Communications Systems, Inc.’s Registration Statement on Form S-4/A filed with the SEC on May 19, 2016)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Brocade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.